Exhibit 5

MICHAEL D. HARRIS BETH J. HARRIS J. GREGORY MARKS[1] WILLIAM J. ROMANOS, III [1]ALSO ADMITTED IN TEXAS	MICHAEL HARRIS, P.A. ATTORNEYS AT LAW SUITE 310 1555 PALM BEACH LAKES BOULEVARD WEST PALM BEACH, FLORIDA 33401-2327 TELEPHONE (561) 478-7077 FACSIMILE (561) 478-1817 DIRECT DIAL (561) 689-4441

                                                       August 6, 2004

SFBC International, Inc.

11190 Biscayne Boulevard

Miami, Florida  33181

Attention: Dr. Lisa Krinsky, President

Re:

SFBC International, Inc. / Form S-8

Dear Dr. Krinsky:

You have advised us that SFBC International, Inc. (the “Company”) is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the “Registration Statement”) with respect to 150,000 shares of common stock, $.001 par value per share, issuable under the Company’s 2004 Employee Stock Purchase Plan.

In connection with the filing of this Registration Statement, you have requested us to furnish you with our opinion as to the legality of (i) such of the Company’s shares as are presently outstanding; and (ii) such securities as shall be offered by the Company itself pursuant to the Prospectus which is part of the Registration Statement.

You have advised us that as of August 5, 2004 the Company’s authorized capital consists of 40,000,000 shares of common stock, $.001 par value, of which 15,509,778 shares are issued and outstanding, and 5,000,000 shares of preferred stock, $.10 par value, of which no shares are issued or outstanding.  You have further advised us that the Company has received valid consideration for the issuance of these shares.

After having examined the Company’s certificate of incorporation, as amended, bylaws, minutes and the 2004 Employee Stock Purchase Plan (the “Plan”), and the financial statements incorporated by reference into the Registration Statement, we are of the opinion that the issued and outstanding shares of common stock are, and the unissued securities to be offered by the Company itself pursuant to the Registration Statement will be, when offered and sold as provided in the Plan,  fully paid and non-assessable, duly authorized and validly issued.

Very truly yours,

/s/ Michael Harris, P.A.

Michael Harris, P.A.